Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

This FIRST SUPPLEMENTAL INDENTURE, dated as of January 3, 2022 (this “Supplemental Indenture”), is entered into by and among APi Group DE, Inc., a Delaware corporation (“APi DE” or the “Issuer”), APi Group Corporation, a Delaware corporation (“Holdings”), the parties that are signatories hereto as Guarantors (each, a “Guaranteeing Subsidiary” and together, the “Guaranteeing Subsidiaries”) and Computershare Trust Company, N.A., a national banking association, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, APi Escrow Corp., a Delaware corporation (“Escrow Issuer”), and the Trustee have heretofore executed and delivered an indenture, dated as of October 21, 2021 (the “Initial Indenture” and, together with this Supplemental Indenture, and as further amended, supplemented, waived or otherwise modified, the “Indenture”) providing for the issuance of $300,000,000 aggregate principal amount of 4.750% Senior Notes due 2029 (the “Notes”);

WHEREAS, the parties hereto desire to enter into this Supplemental Indenture to evidence the assumption by the Issuer of all the payment obligations under the Notes and the Indenture;

WHEREAS, the Indenture provides that on the Completion Date each of the Issuer, Holdings and each Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture and become parties to the Indenture and pursuant to which the Issuer shall assume all of the obligations of Escrow Issuer under the Notes and the Indenture, as applicable, and Holdings and each Guaranteeing Subsidiary shall unconditionally guarantee, on a joint and several basis with Holdings and the other Guaranteeing Subsidiaries and the other Guarantors under the Indenture, all of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein and under the Indenture (the “Note Guarantee”);

WHEREAS, pursuant to Section 9.01 of the Initial Indenture, the Trustee, the Issuer, Holdings and the Guaranteeing Subsidiaries are authorized to execute and deliver this Supplemental Indenture without the consent of Holders of the Notes;

WHEREAS, each of the Issuer, Holdings and each Guaranteeing Subsidiary has been duly authorized to enter into this Supplemental Indenture; and

WHEREAS, all acts, conditions, proceedings and requirements necessary to make this Supplemental Indenture a valid, binding and legal agreement enforceable in accordance with its terms for the purposes expressed herein, in accordance with its terms, have been duly done and performed.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties mutually covenant and agree for the equal and ratable benefit of the Holders as follows:

ARTICLE I

DEFINITIONS

Section 1.1. Defined Terms. As used in this Supplemental Indenture, terms defined in the Indenture or in the preamble or recitals hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Section hereof.

ARTICLE II

ASSUMPTION AND AGREEMENTS

Section 2.1. Assumption of Obligations. The Issuer hereby agrees, as of the date hereof, to assume, to be bound by, to perform and to be jointly and severally liable, as a primary obligor and not as a guarantor or surety, with respect to, any and all payment obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in the Indenture and the Notes and all other obligations and agreements of Escrow Issuer under the Indenture and the Notes and to become Issuer under and as defined in the Indenture and the Notes.

ARTICLE III

AGREEMENT TO BE BOUND, GUARANTEE

Section 3.1. Agreement to be Bound. Holdings and each Guaranteeing Subsidiary hereby becomes a party to the Indenture as a Guarantor and as such will have all of the rights and be subject to all of the obligations and agreements of a Guarantor under the Indenture.

Section 3.2. Guarantee. Holdings and each Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture, including but not limited to Article 10 thereof. This Note Guarantee shall be released in accordance with Section 10.04 of the Indenture.

ARTICLE IV

MISCELLANEOUS

Section 4.1. Notices. All notices and other communications to the Issuer, Holdings and the Guaranteeing Subsidiaries shall be given as provided in the Indenture to the Issuer, Holdings and the Guarantors.

Section 4.2. Parties. Nothing expressed or mentioned herein is intended or shall be construed to give any Person, firm or corporation, other than the Holders and the Trustee, any legal or equitable right, remedy or claim under or in respect of this Supplemental Indenture or the Indenture or any provision herein or therein contained.

Section 4.3. Severability. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 4.4. Execution and Delivery. (a) The Issuer agrees that its assumption of all of the payment obligations under the Notes and the Indenture shall remain in full force and effect notwithstanding the absence of the endorsement of any notation of such assumption of all of the payment obligations under the Notes and the Indenture on the Notes.

(b) Holdings and each Guaranteeing Subsidiary agrees that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of any such Guarantee.

Section 4.5. No Recourse Against Others. No past, present or future director, officer, employee, incorporator, member, partner or stockholder of the Issuer, Holdings or any Guaranteeing Subsidiary shall have any liability for any obligations of the Issuer, Holdings or the Guaranteeing Subsidiaries under the Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guarantee.

Section 4.6. Governing Law. This Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES THAT ANY LEGAL ACTION, SUIT OR PROCEEDING AGAINST IT WITH RESPECT TO ITS OBLIGATIONS, LIABILITIES OR ANY OTHER MATTER ARISING OUT OF OR IN CONNECTION WITH THIS SUPPLEMENTAL INDENTURE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK AND HEREBY IRREVOCABLY CONSENTS AND SUBMITS TO THE NON EXCLUSIVE JURISDICTION OF EACH SUCH COURT IN PERSONAM, GENERALLY AND UNCONDITIONALLY WITH RESPECT TO ANY SUCH ACTION, SUIT OR PROCEEDING FOR ITSELF AND IN RESPECT OF ITS PROPERTIES, ASSETS AND REVENUES. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 4.7. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile, PDF or other electronic transmissions shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile, PDF or other electronic transmission shall be deemed to be their original signatures for all purposes.

Section 4.8. Headings. The headings of the Articles and the Sections in this Supplemental Indenture are for convenience of reference only and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.

Section 4.9. The Trustee. The Trustee makes no representation or warranty as to the validity or sufficiency of this Supplemental Indenture or with respect to the recitals contained herein, all of which recitals are made solely by the other parties hereto. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by Holdings, the Guaranteeing Subsidiary and the Company.

Section 4.10. Benefits Acknowledged. (a) The Issuer’s assumption of all of the payment obligations under the Notes and the Indenture is subject to the terms and conditions set forth in the Indenture. The Issuer acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that its assumption of all of the payment obligations under the Notes and the Indenture and the waivers made by it pursuant to this Supplemental Indenture are knowingly made in contemplation of such benefits.

(b) Holdings and each Guaranteeing Subsidiary’s Note Guarantee are subject to the terms and conditions set forth in the Indenture. Each of Holdings and the Guaranteeing Subsidiaries acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by the Indenture and this Supplemental Indenture and that the guarantee and waivers made by it pursuant to this Note Guarantee are knowingly made in contemplation of such benefits.

Section 4.11. Successors. All agreements of the Issuer, Holdings and the Guaranteeing Subsidiaries in this Supplemental Indenture shall bind their Successors, except as otherwise provided in this Supplemental Indenture. All agreements of the Trustee in this Supplemental Indenture shall bind its successors.

Section 4.12. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.

API GROUP DE, INC. as Issuer

By:	/s/ Kevin Krumm
Name: Kevin Krumm
Title: Chief Financial Officer and Assistant Secretary

API GROUP CORPORATION, as a Guarantor

By:	/s/ Kevin Krumm
Name: Kevin Krumm
Title:Executive Vice President and
Chief Financial Officer

[Signature Page to Supplemental Indenture]

3S INCORPORATED

A. P. I. INC.

A.P.I. GARAGE DOOR, INC.

AMERICAN FIRE PROTECTION GROUP, INC.

API ACQUISITION IV, INC.

API ACQUISITION V, INC.

API GROUP, INC.

API NATIONAL SERVICE GROUP, INC.

API REAL ESTATE, LLC

CLASSIC INDUSTRIAL SERVICES, INC.

DAVIS-ULMER SPRINKLER COMPANY, INC.

ICS, INC.

INTERNATIONAL FIRE PROTECTION, INC.

JOMAX CONSTRUCTION COMPANY, INC.

LEJEUNE STEEL COMPANY

METROPOLITAN MECHANICAL CONTRACTORS, INC.

MID-OHIO PIPELINE COMPANY, INC.

MID-OHIO PIPELINE SERVICES, LLC

MP TECHNOLOGIES, LLC

NEXUS ALARM AND SUPPRESSION, INC.

NORTHLAND CONSTRUCTORS OF DULUTH, INC.

SPRINKLER ACQUISITION, LLC

TECHNOLOGIES INC.

TESSIER’S INC.

THE JAMAR COMPANY

UNITED PIPING, INC.

UNITED STATES ALLIANCE FIRE PROTECTION, INC.

VIKING AUTOMATIC SPRINKLER COMPANY,
as a Guarantor

By:	/s/ Kevin Krumm
Name: Kevin Krumm
Title: Chief Financial Officer

[Signature Page to Supplemental Indenture]

CREAM RIDGE CONSTRUCTION CO., INC.
GRUNAU COMPANY, INC., as a Guarantor

By:	/s/ Kevin Krumm
Name: Kevin Krumm
Title: Assistant Treasurer

J. FLETCHER CREAMER & SON, INC.
MMC HOLDINGS, LLC, as a Guarantor

By:	/s/ Kevin Krumm
Name: Kevin Krumm
Title: Treasurer

T.TEXAS SPRINKLER, LP, as a Guarantor

By:	Sprinkler Acquisition, LLC, General Partner

By:	/s/ Kevin Krumm
Name: Kevin Krumm
Title: Chief Financial Officer

MP NEXLEVEL OF CALIFORNIA, INC.
MP NEXLEVEL, LLC
NEXLEVEL INC.
TL NEXLEVEL COMPANIES, LLC
TLR CONSULTING, INC.
WRIGHT SERVICE CENTER, LLC, as a Guarantor

By:	/s/ Robbi Pribyl
Name: Robbi Pribyl
Title:President

[Signature Page to Supplemental Indenture]

API GROUP LIFE SAFETY USA LLC, as a Guarantor

By:	/s/ Kevin Krumm
	Name:	Kevin Krumm
	Title:	Chief Financial Officer

[Signature Page to Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A. as Trustee

By:	/s/ Jerry Urbanek
	Name:	Jerry Urbanek
	Title:	Trust Officer

[Signature Page to Supplemental Indenture]